Exhibit 99.1

Notice of SALT Token Rescission Offer

Under the terms and conditions of the Settlement Order with the United States Securities and Exchange Commission (the “SEC Order”), Salt Blockchain Inc. (the “Company”) is notifying all persons and entities that purchased SALT Tokens from the Company before and including December 31, 2019
(the “SALT Token ICO” or “ICO”) of their potential claims under Section 12(a) of the Securities Act. These potential claims include the right, upon returning the SALT Tokens, to recover the amount (in U.S. dollars) you originally paid for the SALT Tokens plus interest, or, in the event you sold the SALT Tokens at a loss, the amount you lost plus interest (each a “Claim” and the person or entity submitting such Claim, the “Claimant”). All Claims will be valued and paid in U.S. Dollars, based upon the listed price of the SALT Tokens at the time of purchase, regardless of the form of payment.

For the avoidance of doubt, only persons and entities that purchased SALT Tokens from the Company as part of the SALT Token ICO will be receiving this Notice of SALT Token Rescission Offer (the “Notice”) and be provided access to the process for filing a Claim either via the dedicated online electronic portal (the “E-Claim Portal”) or via a hard-copy, paper Claim (the “Paper Copy Claim” and collectively with the E-Claim Portal, the “Claim Form”). Persons or entities that did not purchase SALT Tokens from the Company as part of the SALT Token ICO, including persons or entities that purchased SALT Tokens from third-parties directly, through an exchange, or otherwise, are NOT entitled to submit a Claim or receive a recovery.

The Company is establishing a process by which we will pay the amount (in U.S. dollars) due under Section 12(a) of the Securities Act to any person or entity that purchased SALT Tokens from us during the SALT Token ICO.

If you purchased SALT Tokens in the SALT Token ICO and have determined to proceed with our Claim-submission process:

●	Complete and submit a Claim via either (i) the E-Claim Portal or (ii) Paper Copy Claim.

○

The E-Claim Portal can be found at www.SALToffer.com, which is a website maintained by the Company’s Claims Agent, Prime Clerk LLC (“Prime Clerk”). Please note that you will need to enter the e-mail address you used to purchase your SALT Tokens to proceed with using the E-Claim Portal.

○	To request a Paper Copy Claim, please contact Prime Clerk at SALTOffer@primeclerk.com.

●

In the event you are able to establish that you currently hold the SALT Tokens that you purchased from the Company in the SALT Token ICO and upon the Company’s instruction, tender such SALT Tokens to the Company, and you will receive the amount, in U.S. Dollars, you paid for such SALT Tokens, plus interest from the date of purchase. Please note that you must await the Company’s instruction before tendering your SALT Tokens—which instruction will come after the Company and its professionals complete the analysis of your Claim and determine it to be valid.

●

In the event you are able to establish that you sold the SALT Tokens that you purchased from the Company in the SALT Token ICO at a loss, you will receive the amount, in U.S. Dollars, of your net loss from selling the SALT Tokens (the amount you paid for the SALT Tokens minus the amount you received when selling them), plus interest from the date of sale(s). Please note that not every sale of SALT Tokens purchased in the SALT Token ICO gives rise to a valid Claim—only sales of SALT Tokens at a loss can give rise to a valid Claim.

Exhibit 99.1

You must submit your Claim Form by the “Claim Form Deadline”, which shall be the earlier of (i) three months from the date that the Division of Corporation Finance notifies us that it has completed its review of this Registration Statement or (ii) six months from the effective date of this Registration Statement.

If you are alleging a loss based upon your selling of SALT Tokens, the Company will require affirmative confirmation (in the form of the transaction data requested in Section 4(B) of the Claim Form, the supporting documentation requested in Section 5 of the Claim Form, or any other information that might be requested by the Company) that you sold the SALT Tokens at a loss.

If you are making a Claim based upon your holding of the SALT Tokens from purchase in the ICO, the Company will require affirmative confirmation (in the form of the transaction data requested in Section 4(A) of the Claim Form, the supporting documentation requested in Section 5 of the Claim Form, or any other information that might be requested by the Company) that the SALT Tokens you tender in accordance with Section 6 of the Claim Form are the same SALT Tokens you purchased in the ICO. This would exclude any SALT Tokens you purchased in a secondary market.

Please be advised that any Claim made pursuant to this process may have income tax and/or capital gains tax implications. The Company cannot provide tax advice and encourages claimants to consult appropriate tax and accounting advisors.

Salt Blockchain Inc. has registered the SALT Tokens as a class of securities under Section 12(g) of the Securities Exchange Act of 1934. To access the U.S. Securities and Exchange Commission’s EDGAR database and review the Company’s filings, please visit www.sec.gov.

The SEC Order requires the Company to obtain – and provide to the SEC – a monthly report of the Claims received and the Claims paid under our claims process, including (a) identifying information about each Claimant; (b) the amount of each Claim; (c) the resolution of each Claim, including the amount of each payment; (d) identification of all Claims not paid and the reasons for all non-payment of Claims; and (e) a list of all complaints received and how the Company addressed each complaint. The Company will also provide the SEC with any related additional information or documentation reasonably requested by the SEC, such as documentation submitted by the Claimant and documentation supporting the Company's decision regarding the Claim. In response to any objections by the SEC to the Company's handling of one or more Claims, the Company will reconsider its decision(s) in light of the objection and will provide a written explanation to the SEC of its decision following reconsideration. Therefore, by submitting your Claim Form and/or any documentation in connection therewith, you are providing your consent to the Company to share such information (in whole or in part) with the SEC as well as with any other governmental agencies that request such information.

Pursuant to the SEC Order, this Notice also advises you that you have the right to sue “to recover the consideration paid for such security with interest thereon, less the amount of any income received thereon, upon the tender of such security, or for damages if you no longer own the security.”

To be eligible to receive a recovery, you must complete and submit a valid Claim Form and all required supporting documentation (i) electronically via Prime Clerk’s E-Claim Portal or via a Paper Copy Claim returned by mail, overnight courier, or hand delivery to Prime Clerk at the following address:

SALT Token Claim Processing

c/o Prime Clerk

One Grand Central Place

60 East 42nd Street

Suite 1440

New York, NY 10165

Exhibit 99.1

Please note that for your Claim Form to be considered valid, you must submit it by one of the aforementioned methods so that it is actually received by Prime Clerk on or before the Claim Form Deadline.

You will need to use the e-mail address you used to purchase your SALT Tokens to proceed with submitting a Claim through the E-Claim Portal.

If you would like to coordinate hand delivery of your Paper Copy Claim, please send an email to SALTOffer@primeclerk.com and provide the anticipated date and time of your delivery.

Holders who submit a Claim via the E-Claim Portal should NOT also submit a Paper Copy Claim.

If you have any questions regarding this Notice or the process for submitting your Claim, please contact Prime Clerk at SALTOffer@primeclerk.com.

SALT Token Rescission Offer

Paper Copy Claim Form

Under the terms and conditions of the Settlement Order with the United States Securities and Exchange Commission (the “SEC Order”), Salt Blockchain Inc. (the “Company”) is notifying all persons and entities that purchased SALT Tokens from the Company before and including December 31, 2019 (the “SALT Token ICO” or “ICO”) of their potential claims under Section 12(a) of the Securities Act. These potential claims include the right, upon returning the SALT Tokens, to recover the amount (in U.S. dollars) you originally paid for the SALT Tokens plus interest, or, in the event you sold the SALT Tokens at a loss, the amount you lost plus interest (each a “Claim” and the person or entity submitting such Claim, the “Claimant”). All Claims will be valued and paid in U.S. Dollars, based upon the listed price of the SALT Tokens at the time of purchase, regardless of the form of payment.

For the avoidance of doubt, persons or entities that did not purchase SALT Tokens from the Company as part of the SALT Token ICO, including persons or entities that purchased SALT Tokens from third-parties directly, through an exchange, or otherwise, are NOT entitled to submit a Claim or receive a recovery and will NOT have access to this E-Claim Form Portal.

Please note that if the Claimant resides in and/or is ordinarily resident in Cuba, Iran, the Crimea Region of the Ukraine, North Korea, or Syria, such Claimant is prohibited from asserting a Claim.

Please further note that you will be permitted to submit your Claim electronically (i) via a dedicated, online electronic portal (the “E-Claim Portal”) established and maintained by the Company’s Claims Agent, Prime Clerk LLC (“Prime Clerk”), or (ii) via this hard-copy, paper claim form (the “Paper Copy Claim”). Information pertaining to the submission of a Claim whether via the E-Claim Portal or via this Paper Copy Claim will be found below.

You must submit your Claim by the “Claim Form Deadline”, which shall be the earlier of (i) three months from the date that the Division of Corporation Finance notifies us that it has completed its review of this Registration Statement or (ii) six months from the effective date of this Registration Statement.

Please further note that the information requested through this Paper Copy Claim is being collected for the purposes of processing any Claim you may have against the Company.  The information you provide through this Paper Copy Claim, as well as the supporting documentation submitted in connection therewith, will be retained by Prime Clerk for so long as necessary for the purposes of the Company making a determination as to the validity of your Claim and any payment thereon.  Some or all of the information you provide through this Paper Copy Claim will be shared with the Company, the SEC, and any other governmental agencies that request such information.

Finally, please further note that, upon submission of your Paper Copy Claim, Prime Clerk will assign you a “Claim Form ID #”. Please include such Claim Form ID # in the subject line of any e-mail you send to Prime Clerk with supporting documentation, a question, or otherwise.

Section 1: Instructions for Submitting a Claim via Paper Copy Claim

To submit your Claim via this Paper Copy Claim, please follow the instructions below; provide all the necessary information and documentation requested in Sections 2, 3, 4A (if applicable), 4B (if applicable), and 5; provide your signature in Section 8, and return your Paper Copy Claim pursuant to the instructions in Section 9.

Holders who submit a SALT Token Claim Form using the E-Claim Portal should NOT also submit this Paper Copy Claim.

If you are unable to submit a SALT Token Claim via this Paper Copy Claim (or separately through the E-Claim Portal), please contact SALTOffer@primeclerk.com for further assistance.

Section 2: Claimant Identifying Information

Does this Claim amend a previously-submitted Claim?

☐ No

☐ Yes

If you check “Yes” above, please provide the following:

Claim Number of previously-submitted Claim:_________________

Date previously-submitted Claim Was Filed:___________________

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Please provide the information below, including your name, the email address you used to purchase the SALT Token(s), telephone number, government-issued identification type (i.e., driver’s license, passport, etc.), and government-issued identification number.

If you fail to provide any of the information below, you risk your claim being denied for lack of adequate information..

1.	Full Name of Claimant:

2.	E-Mail Address Used to Purchase SALT Tokens:

(Please note that the e-mail you include will be validated against the Company’s records to confirm that you, in fact, purchased one or more SALT Token(s) directly from the Company in the ICO. If the e-mail you provide does not match the Company’s records, you risk your Claim being denied as invalid)

3.	Address 2:

4.	Address 3:

5.	City:

6.	State:

7.	Zip / Postal Code:

8.	Country:

9.	Phone Number (with Country Code):

10.	Government ID Type:	1

(select the government identification from the list below)

11.	Government ID Number:

1  Acceptable types of government-issued identifications include: passport, state-issued driver’s license or identification, social security card, or REAL ID Act card.

Section 3: Claimant SALT Token Purchase Information

Please provide the information below with respect to your purchase(s) of SALT Token(s) directly from SALT in the ICO.

Information pertaining to your purchase(s) of SALT Token(s) can be found by logging onto the SALT website platform at https://borrower.saltlending.com/login :

Record of Purchases of SALT Tokens as part of ICO:

Purchase ID / Transaction ID Associated with Purchase	Date of Purchase	Number of SALT Tokens Purchased in Transaction

If you have additional transactions to include, please contact SALToffer@primeclerk.com for a template Excel file (.xls or .xlsx) formatted with the same columns as the chart above. For the avoidance of doubt, the Company will accept additional transaction data in an Excel-formatted file only.

Section 4A: Information Pertaining to the Holding or Sale of SALT Tokens

This section requests information concerning your continued holding of SALT Token(s) purchased in the ICO.

Please complete all of the data fields below. If you hold multiple SALT Tokens at different wallet addresses, please input additional wallet addresses

For the avoidance of doubt, the next section on this portal, Section 4(B), will provide you with the opportunity to detail any portion of your Claim arising from your sale of one or more of the SALT Token(s) at a loss. It is possible that you both continue to hold some of the SALT Token(s) you purchased in the ICO and sold or transferred some of the other SALT Token(s) you purchased in the ICO, in which case must complete this Section 4(A) as well as the following Section 4(B).

If you do not currently hold any SALT Token(s) purchased in the ICO, do not complete the chart below simply proceed to Section 4(B).

Number of SALT Tokens Purchased in One of the Transactions Set Forth in Section 3 Still Currently Held

(The number below excludes any SALT Tokens you purchased and sold or otherwise transferred, which would be included in Section 4(B) below.)

Wallet Address Where SALT Tokens Purchased in Transaction Are Currently Held

If you have additional transactions to include, please contact SALToffer@primeclerk.com for a template Excel file (.xls or .xlsx) formatted with the same columns as the chart above. For the avoidance of doubt, the Company will accept additional transaction data in an Excel-formatted file only.

4(B). SALT Tokens Sold at a Loss

This section requests information concerning your sale or transfer of SALT Token(s) purchased in ICO and sold at a loss.  Please complete all the data fields below.  If you sold or transferred SALT Tokens through multiple transactions, please use the “+” option below to add those transactions.

For the avoidance of doubt, it is possible that you both sold or transferred some of the SALT Tokens you purchased in the ICO and continue to hold some of the other SALT Token(s) you purchased in the ICO, in which case you are to complete this Section 4(B) as well as the previous Section 4(A).

Number of SALT Tokens Sold at a Loss	Date of Transaction	Transaction ID	Exchange Name	Wallet Address Used for Deposit

If you have additional transactions to include, please contact SALToffer@primeclerk.com for a template Excel file (.xls or .xlsx) formatted with the same columns as the chart above. For the avoidance of doubt, the Company will accept additional transaction data in an Excel-formatted file only

Section 5: Supporting Documentation That Must Be Submitted

The Claimant must submit documentation establishing that the Claimant is the original purchaser of SALT Tokens in the ICO and that the Claimant either (i) continues to hold the purchased SALT Tokens or (ii) sold SALT Tokens at a loss. Such documentation must include the documentation set forth below. The SEC Settlement entitles the Company to “require that a claimant submit additional documentation supporting that the claimant is entitled to receive payment;” therefore, it is within the discretion of the Company to request additional data or information to confirm your entitlement to receive payment (as set forth below in numbers 1-5), including, but not limited to the applicable read-only API key for the purpose of verifying the Token(s)’ exchange deposit and/or exchange withdrawal history as well as the Token(s)’ overall trade history. To the extent you cannot (or do not) provide the information and/or transaction data that would permit the Company (in the Company’s discretion) to confirm that you either continue to hold sold SALT Token(s) or sold SALT Token(s) at a loss, which you initially purchased through the ICO, your Claim will be denied and you will receive no recovery from the Company.

Please enclose copies of the below items as supporting documentation with your submission:

1.	Copy of government-issued photo identification referenced in Section 2.

2.

If Claimant transferred the purchased SALT Tokens through the Company website platform and/or if Claimant holds SALT Tokens today in a wallet different from the wallet into which SALT Tokens were deposited in the ICO, evidence establishing that Claimant is the owner of the wallet in which SALT Tokens are held today as well as any other wallet(s) in which those SALT Tokens were held prior to being deposited in the current wallet and information (e.g., transaction records) sufficient to identify each transfer of SALT Tokens between wallets.

3.

To the extent eligible SALT Tokens were ever held in an “exchange wallet”, verifiable transaction records demonstrating transfers of SALT Tokens into and out of that wallet as well as transfers of SALT Tokens on the exchange itself. By submitting this SALT Token Claim Form, you are giving consent to the Company and the Claims Agent to contact the applicable cryptocurrency exchange in order to verify the accuracy of the transaction records provided. The Company may request additional documentation (including read-only API keys) to establish the relevant transactions.

4.

For Claims involving SALT Tokens in a Claimant’s possession, and that were never sold, information sufficient to show that the SALT Tokens currently held are the same SALT Tokens purchased during the ICO.

5.

If Claimant sold SALT Tokens at a loss, all documents establishing that the SALT Tokens were sold in an arms-length transaction to an unaffiliated third-party, on the date and at the price specified in Section 4(B). This documentation includes, but is not limited to, tax returns demonstrating losses. The Company may request additional documentation to establish the relevant transactions, including, for non-exchange transactions, information regarding the person or entity to whom the SALT Tokens were sold.

Section 6: Tendering Held Tokens to the Company

If the Claimant still holds the SALT Token(s) on account of which he/she is submitting a SALT Token Claim Form, the Claimant must tender the SALT Token(s) to the Company prior to receiving a payment and interest for those SALT Tokens. Once the Claimant has submitted the required forms and received approval from the Claims Agent, the Company and/or the Claims Agent will provide the Claimant further direction on transferring his/her SALT Tokens back to the Company to be eligible for payment for those SALT Token(s). You must await the Company’s instruction before tendering your SALT Tokens.

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Section 7: Claim Payment Information

Please use the chart below to select the method by which you would like to receive payment on account of any Claim determined to be valid and allowed by the Company (i.e., either by wire or check). In addition, please provide the appropriate wiring or check information.

Select one (and only one) of the methods for payment below:

☐ Payment by PayPal or Venmo                   OR                  ☐ Payment by check

For Receipt of Funds by PayPal or Venmo. If you elected payment by PayPal or Venmo, please provide the information below:

E-Mail Address to Receive Electronic Payment:

For Receipt of Funds by Check. If you elected payment by check, please provide the information below:

Name of Payee: (Limit to 64 characters)
Street Address: (Limit to 32 characters)
Street Address (cont’d): (Limit to 32 characters)
Street Address (cont’d): (Limit to 32 characters)
City:
State / Province:
Postal Code / Zip Code:
Country:

Section 8: Certification

By signing and submitting this Paper Copy Claim Form, the Claimant certifies and/or acknowledges:

1.	that Claimant has read and understands the contents of this SALT Token Claim Form;

2.	that Claimant purchased the SALT Token(s) directly from the Company;

3.	that Claimant currently owns the SALT Tokens identified in the SALT Token Claim Form, or sold the SALT Tokens identified in the SALT Token Claim Form at a loss;

4.	that if Claimant currently owns SALT Tokens, that Claimant did not move the SALT Tokens through any digital exchange;

5.

that Claimant has not submitted any other Claim in the claims process covering the same purchases/acquisitions/sales of SALT Tokens, and knows of no other person having done so on the Claimant’s behalf;

6.	that Claimant does not reside in and is not ordinarily resident in Cuba, Iran, the Crimea Region of Ukraine, North Korea, or Syria;

7.

that, upon the receipt of the amount paid (or the amount lost), Claimant acknowledges the receipt of that amount and releases all claims or causes of action Claimant has against the Company for the amount paid (or the amount lost) in the purchase or sale of the SALT Tokens for which it received funds from the Company through the claims process; and

8.

that, by submitting this SALT Token Claim Form and/or any documentation in connection therewith, the Claimant is providing his/her/its consent to the Company to share such information (in whole or in part) with the SEC as well as with any other governmental agencies that request such information.

I certify that all of the information provided by me on this SALT Token Claim Form is true, correct, and complete, and that the documents submitted herewith are true and correct copies of what they purport to be.

Signature of Claimant:

Print Name of Above Signatory:

Title of Above Signatory:

E-Mail Address of Above Signatory:

Date:

Section 9: Submission of Paper Claim

The completed Paper Copy Claim and all required supporting documentation may be submitted by regular mail, overnight courier, or hand delivery, in each case so as to be actually received by the Claims Agent on or before the Claim Form Deadline, to the below address:

SALT Token Claim Processing

c/o Prime Clerk

One Grand Central Place

60 East 42nd Street

Suite 1440

New York, NY 10165

If you would like to coordinate hand delivery of your Paper Copy Claim, please send an email to SALTOffer@primeclerk.com and provide the anticipated date and time of your delivery.

Upon submission of your Paper Copy Claim, Prime Clerk will assign you a “Claim Form ID #”. Please include such Claim Form ID # in the subject line of any e-mail you send to Prime Clerk with supporting documentation, a question, or otherwise.

If you have any questions regarding this Paper Copy Claim or the process for submitting your claim, please contact Prime Clerk at SALTOffer@primeclerk.com .